                            UNIT PURCHASE AGREEMENT

                                     AMONG

                                METROCALL, INC.

                                      AND

                               CERTAIN PURCHASERS




                         DATED AS OF NOVEMBER 15, 1996

                               TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE I

AUTHORIZATION, PURCHASE AND SALE OF UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
        1.01     Authorization of the Preferred Stock and the Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 --------------------------------------------------
        1.02     Authorization of the Conversion Shares and Warrant Shares . . . . . . . . . . . . . . . . . . . . . . . . 1
                 ---------------------------------------------------------
        1.03     Authorization of Additional Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 --------------------------------------------
        1.04     Purchase and Sale of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 --------------------------
                 (a)     The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         -----------
                 (b)     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         ---------------

ARTICLE II

CERTAIN TERMS OF THE PREFERRED SHARES A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
        2.01     Certain Terms of the Preferred Shares and Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 --------------------------------------------------
        2.02     Replacement of Preferred Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 -------------------------------------------
        2.03     Registration; Transfer; Registration of Transfer and Exchange of Preferred Shares . . . . . . . . . . . . 3
                 ---------------------------------------------------------------------------------
        2.04     Form of Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 ------------------------
        2.05     PPN Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 ---------------
        2.06     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 -----

ARTICLE  III

CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
        3.01     Conditions to Purchasers' Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 -------------------------------------
                 (a)     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         ------------------------------
                 (b)     Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         -----------
                 (c)     All Proceedings to be Satisfactory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         ----------------------------------
                 (d)     A+ Network Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         -----------------
                 (e)     Tender Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         ------------
                 (f)     Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         --------------
                 (g)     Necessary Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         ------------------
                 (h)     Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         ----------------
                 (i)     No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                         --------------------------
                 (j)     Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                         ----------------------------
                 (k)     No Injunctions, Restraining Order or Adverse Litigation                                           8
                         -------------------------------------------------------
                 (l)     No Violation of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                         -------------------

                 (m)     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         --------------------
                 (n)     Minimum Purchase of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         -------------------------
                 (o)     Legal Investment; Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         -----------------------------
                 (p)     Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         ----------------
                 (q)     Increase in Authorized Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         -----------------------------
                 (r)     Documentation at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         ------------------------

        3.02     Conditions to the Company's Obligations.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ---------------------------------------
                 (a)     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                         ------------------------------
                 (b)     Purchasers' Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                         ------------------------
                 (c)     Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                         ----------

ARTICLE  IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        4.01     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------------
        4.02     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------
        4.03     Authorization; Validity of Agreement; Company Action  . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------------------------------------------------
        4.04     Consents and Approvals; No Violations; Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------------------------------
        4.05     SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------------------------------------
        4.06     No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------------------
        4.07     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------------------
        4.08     Employee Benefit Plans; ERISA; Labor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------------------------------------
        4.09     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ----------
        4.10     No Default; Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------------------------
        4.11     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----
        4.12     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ---------------------
        4.13     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ---------
        4.14     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ----------------------------
        4.15     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------
        4.16     Nasdaq Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ----------------

ARTICLE  V

AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        5.01  Financial and Business Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ----------------------------------
        5.02  Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              ------------------------
        5.03  Consummation of the Merger and Tender Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              -------------------------------------------
        5.04  Efforts to Obtain NASDAQ Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              -----------------------------------
        5.05  Expiration of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              -----------------------

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        6.01     Representations by Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------------------------
        6.02     Sale of Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ------------------------

ARTICLE VII

CERTAIN SECURITIES LAW MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.01     Representations by Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -----------------------------
        7.02     Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------------------
                 (a)     Restrictive Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                         ------------------
                 (b)     Termination of Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                         ---------------------------

ARTICLE  VII

IMISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        8.01     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------------
        8.02     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------------------------
        8.03     Amendments, Waiver and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------------------------------
        8.04     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------
        8.05     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------
        8.06     Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------------
        8.07     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------------------------------------
        8.08     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------
        8.09     Obligations Several:  Independent Nature of Purchasers' Rights                                           29
                 --------------------------------------------------------------
        8.10     Prior Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------------
        8.11     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -------------
        8.12     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------
        8.13     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------------
        8.14     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------------------

                             Index of Defined Terms

                                                                                                                             PAGE
                                                                                                                             ----
A+ Network  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Basic Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Certificate of Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 12
Conversion Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 14
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Materials of Environmental Concern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
MC Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
MC Employee Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
MC ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
MC Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
MC Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
MC Pending Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
MC SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
multiemployer pension plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Offer Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Offeree . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
parachute payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Pending Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Preferred Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
single employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Tender Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
the Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
welfare plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

                            UNIT PURCHASE AGREEMENT

         THIS UNIT PURCHASE AGREEMENT (the "Agreement") is made as of November 15, 1996 among METROCALL, INC., a Delaware corporation (the "Company"), and each of the entities listed on the signature pages and on the Schedule of Purchasers attached as Exhibit A hereto (together with its respective successors and assigns, each a "Purchaser" and, collectively, the "Purchasers").



                                   ARTICLE I

                  AUTHORIZATION, PURCHASE AND SALE OF UNITS

         1.01 Authorization of the Preferred Stock and the Units. Pursuant to its Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Company has established a class of preferred stock designated as "Series A Convertible Preferred Stock" and authorized the issuance of up to 810,000 shares of such preferred stock (each such share, a "Preferred Share"). The Company has authorized the issuance and sale to the Purchasers of 159,600 units (the "Units"), each Unit consisting of one Preferred Share and one warrant (a "Warrant") representing the right to purchase 18.266 shares of the Company's common stock, par value $.01 (the "Common Stock").

         1.02    Authorization of the Conversion Shares and Warrant Shares.
The Company has authorized and reserved 2,915,254 shares of Common Stock for issuance upon exercise of the Warrants. The Company has authorized and reserved 500,000 shares of Common Stock for issuance upon conversion of the Preferred Shares into Common Stock. The Company's board of directors has adopted a resolution approving an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 33,500,000 shares to 50,000,000 shares, directing that such amendment be presented to the holders of Common Stock for a vote at the next meeting of shareholders of the Company in accordance with applicable Delaware law and recommending that the holders of Common Stock approve the amendment. The Company will take all action reasonably necessary or appropriate to solicit and obtain proxies and votes in favor of the amendment from the holders of the requisite percentage of the Common Stock. As soon as practicable after the approval of such amendment by the holders of the Common Stock, the Company will reserve not less than 15,000,000 shares of Common Stock for issuance upon conversion of the
Preferred Shares.   (The shares of Common Stock issuable upon conversion of the
Preferred Shares are referred to as the "Conversion Shares," and the shares of Common Stock issuable upon exercise of the Warrants are referred to as the "Warrant Shares.")

         1.03 Authorization of Additional Preferred Shares. The Company has authorized and reserved 650,400 Preferred Shares for issuance in payment of all dividends on all Preferred Shares which is a sufficient number of Preferred Shares based on the assumption that all such dividends will be made through the issuance of additional Preferred Shares. (The Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are sometimes referred to herein as the "Securities").

         1.04    Purchase and Sale of Units.

                 (a) The Closing. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase, the number of Units set forth next to such Purchaser's name on Exhibit A hereto for a purchase price (the "Purchase Price") of $250 per Unit. Such purchase and sale shall take place at a closing (the "Closing") to be held on November 15, 1996 (the "Closing Date") at 9:00 a.m. Eastern Time, or on such other date and at such time as may be mutually agreed, at the offices of Wilmer, Cutler & Pickering in Washington, D.C. At the Closing, the Company will issue to each Purchaser a certificate or certificates ("Preferred Share Certificates") representing the number of Preferred Shares purchased by such Purchaser, and a certificate or certificates representing the number of Warrants purchased by such Purchaser. At the Closing, each Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company by written notice to each Purchaser, the aggregate Purchase Price set forth next to such Purchaser's name on Exhibit A hereto. If at the Closing, the Company shall fail to issue any Preferred Shares or Warrants to any Purchaser as provided above in this Section 1.04(a), or any of the conditions specified in Article III shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement. In no event shall the Closing occur after November 15, 1996.

                 (b) Use of Proceeds. The Company agrees to use the full proceeds from the sale of the Units to pay down or retire existing debt of the Company, to pay acquisition costs, fees and expenses and other transaction costs, and for working capital purposes.

                                   ARTICLE II

               CERTAIN TERMS OF THE PREFERRED SHARES AND WARRANTS

         2.01 Certain Terms of the Preferred Shares and Warrants. The terms of the Preferred Shares are set forth in the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock (the "Certificate of Designation") attached as Exhibit B hereto. The terms of the Warrants are set forth in the Warrant Agreement of even date herewith (the "Warrant Agreement"), by and between the Company and The First National Bank of Boston (the "Warrant Agent") substantially in the form attached as Exhibit C hereto. This Agreement, the Certificate of Designation, the Warrant Agreement and the Registration Rights Agreement (as hereinafter defined) are referred to herein as the "Basic Documents".

         2.02 Replacement of Preferred Share Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share Certificate, and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of any such Preferred Share Certificate, the Company will issue a new Preferred Share Certificate, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Preferred Share Certificate; provided, however, if any Preferred Share Certificate of which any Purchaser, its nominee, or any of its officers or principals is the registered holder is lost, stolen or destroyed, the affidavit of such principal or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction, together with an agreement to indemnify the Company with respect thereto, shall be accepted as satisfactory evidence thereof, and no bond or other security shall be required as a condition to the execution and delivery by the Company of a new Preferred Share Certificate in replacement of such lost, stolen or destroyed Preferred Share Certificate.

         2.03 Registration; Transfer; Registration of Transfer and Exchange of Preferred Shares.

         The Preferred Shares shall be issued in registered form only.   The
Company, or a transfer agent appointed by the Company (the Company or such designated agent, in such capacity, the "Preferred Share Agent"), shall number and list each Preferred Share Certificate, as it is issued, in a register (the "Preferred Share Register") which the Company or such agent shall maintain at the principal executive offices of the Company or at such office specified in a notice to the registered holders (the "Holders") of the Preferred Shares pursuant to
Section 8.04 of this Agreement (the "Office").

         At the option of any Holder of Preferred Shares, any Preferred Share Certificate may be exchanged at the Office for a new Preferred Share Certificate (or new Preferred Share Certificates, in the same or different denominations), upon payment of the charges (if any) hereinafter provided. Whenever any Preferred Share Certificates are so surrendered for exchange the Company shall execute, and, if applicable, the Preferred Share Agent shall countersign and deliver, the Preferred Share Certificates that the Holder making the exchange is entitled to receive.

         Subject to compliance with the restrictions set forth in this Agreement (including, without limitation, Section 7.02 hereof), the Preferred Share Certificates shall be transferable only on the Preferred Share Register, upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company or the Preferred Share Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Preferred Share Agent in its discretion. Upon any registration of transfer, the Company shall execute and, if applicable, the Preferred Share Agent shall countersign and deliver, a new Preferred Share Certificate(s) to the Persons
entitled thereto.    As used in this Agreement, "Person" means any natural
person, corporation, partnership, joint venture, limited liability company, firm, association, joint-stock company, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         All Preferred Share Certificates issued upon any registration of transfer or exchange of Preferred Share Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Preferred Share Certificates surrendered for such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Preferred Share Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Share Certificates.

         Any Preferred Share Certificate when duly endorsed in blank shall be deemed negotiable, and when a Preferred Share Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Preferred Share Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or the transfer thereof on the Preferred Share Register, any notice to the contrary notwithstanding; but until such transfer on the Preferred Share Register, the Company and the Preferred Share Agent may treat the registered Holder thereof as the owner for all purposes.

         2.04 Form of Preferred Shares. The Preferred Share Certificates shall be substantially in the form of Exhibit D hereto, and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved upon them as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or the Certificate of Designation.

         2.05 PPN Application. The Company acknowledges that filing an application with Standard & Poor's Corporation CUSIP Service Bureau is necessary for the assignment of a Private Placement Number with respect to each of the Preferred Shares and the Company consents to the filing with such Bureau of all documents and materials required to be submitted with such application.

         2.06 Taxes. The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchasers, which may be payable in respect of the execution and delivery of this Agreement or of the issuance and delivery (but not the transfer) of any of the Securities.


                                  ARTICLE  III

                             CONDITIONS TO CLOSING

         3.01 Conditions to Purchasers' Obligations. The obligation of each Purchaser to purchase and pay for the Units at the Closing is subject to the fulfillment by the Company or waiver by such Purchaser of each of the following conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article IV hereof and in the Basic Documents shall have been true and correct in all material respects when made and, except for representations expressly stated to have been made as of a specific date, shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

                 (b) Performance. The Company shall have performed and complied in all material respects with all covenants and agreements contained herein and received any and all consents, approvals or waivers necessary in order to complete the transactions required to be performed or complied with by it or prior to or at the Closing.

                 (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers, including, without limitation, the following:

                          (i) the filing of the duly adopted Certificate of Designation with the Secretary of State of the State of Delaware; and

                          (ii) written acknowledgment from The Nasdaq Stock Market that the requirements of Rule 4460(i) of the Rules of the National Association of Securities Dealers have been met with respect to the issuance of the Securities;

and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

                 (d) A+ Network Merger. All conditions precedent to the consummation of the merger (the "Merger") of A+ Network, Inc. ("A+ Network") with and into the Company pursuant to that certain Agreement and Plan of Merger, dated as of May 16, 1996, by and between the Company and A+ Network, as amended (the "Merger Agreement"), shall have been satisfied, including each of the conditions set forth in Article VI of the Merger Agreement, except for the filing of the certificate of merger with the Secretary of State of the State of Delaware and the filing of the articles of merger with the Tennessee Secretary of State. The Company shall have delivered to each Purchaser a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications and assignments thereto) executed by each party thereto.

                 (e) Tender Offer. The tender offer (the "Tender Offer") for the 11 7/8% Senior Subordinated Notes of A+ Network (the "A+ Notes") issued under that certain indenture dated October 24, 1995 (the "A+ Network Indenture"), between A+ Network and IBJ Schroder Bank & Trust Company, as trustee, shall have expired and all conditions precedent to the consummation of the Tender Offer shall have been satisfied, including the conditions set forth in "The Offer and the Solicitation -- Conditions of the Offer and the Solicitation" of the Offer to Purchase for Cash All 11 7/8% Senior Subordinated Notes due 2005 and Solicitation of Consents to Amendment of the Indenture Relating to such Notes dated October 9, 1996, as amended as of the date hereof (the "Tender Offer Statement," and together with the related consents and letters of transmittal, documents and instruments to be delivered in connection therewith, the "Tender Offer Materials"), except for (i) the Financing Condition (as defined in the Tender Offer Statement); (ii) the Merger Condition (as defined in the Tender Offer Statement); (iii) the acceptance of the Notes for payment by the Company and (iv) payments of cash to purchase the Notes pursuant to the Tender Offer and in respect of consents received. The Consent Solicitation (as that term is defined in the Tender Offer Statement) shall have been completed and A+ Network and IBJ Schroder Bank & Trust Company shall have executed that certain First Supplemental Indenture dated November 14, 1996, which will become effective upon the Merger. Not less than $121,500,000 in principal amount of A+ Notes shall have been tendered and not withdrawn under the Tender Offer.
The Company shall have delivered to each Purchaser a complete and correct copy of the A+ Network Indenture and the Tender Offer Materials (including all schedules, exhibits, amendments, supplements, modifications and assignments thereto).

                 (f) Legal Opinions. Each Purchaser and their counsel shall have received (i) originally executed copies of one or more favorable written opinions of Wilmer, Cutler & Pickering, special counsel for the Company and of Joyce & Jacobs, special communications counsel for the Company, in each case in form and substance reasonably satisfactory to Purchasers and their respective counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit E hereto and Exhibit F hereto, respectively, and as to such other matters as each Purchaser may reasonably request, (ii) letters from each of Wilmer, Cutler & Pickering and Joyce & Jacobs, respectively, indicating that the Purchasers are entitled to rely on the opinions delivered by such firms in connection with the consummation of the Merger and, in the case of Wilmer, Cutler & Pickering, in connection with the Merger, the Tender Offer and the Credit Agreement, and
(iii) evidence satisfactory to each Purchaser that the Company has requested such counsel to deliver such opinions to each Purchaser.

                 (g) Necessary Consents. On or before the Closing Date, the Company shall have obtained any required governmental authorizations with respect to the Basic Documents and shall have obtained all material consents to the transactions contemplated under the Basic Documents, of any Person required under any contractual obligation or any other obligations (including any obligations imposed by law) of the Company or any of its Subsidiaries. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                 (h) Credit Agreement. Other than the conditions set forth in Section 3.3(b) of the Amended and Restated Loan Agreement dated as of September 20, 1996, as amended (the "Credit Agreement"), all conditions set forth in Section 3.3 of the Credit Agreement shall be satisfied or waived in writing by the Administrative Agent (as defined therein) and the requisite Banks (as defined therein), all conditions under the Credit Agreement to the making of not less than $121,000,000 of Advances under the Facility B Commitment (as defined therein) shall have been satisfied or waived in writing by the Administrative Agent and the requisite Banks, and the Purchasers shall have received evidence satisfactory to the Purchasers that the terms of the Basic Documents are satisfactory to the requisite Banks for purposes of Section 3.3(b) of the Credit Agreement. The Company shall have delivered to each Purchaser a complete and correct copy of the Credit Agreement (including all schedules, exhibits, amendments, supplements, modifications and assignments thereto) executed by each party thereto.

                 (i) No Material Adverse Effect. Since December 31, 1995, no Material Adverse Effect shall have occurred. As used in this Agreement, any reference to "Material Adverse Effect" means any event, change or effect that is materially adverse to the consolidated financial condition, businesses, results of operations or cash flows of the Company and its Subsidiaries, taken as a whole, or that impairs the ability of the Company to perform or the Purchasers to enforce the obligations of the Company under the Basic Documents.

                 (j) Payment of Fees and Expenses. Without limiting the provisions of Section 8.05 hereof, the Company shall have paid on or before the Closing by wire transfer of immediately available funds, the fees, charges and disbursements of each Purchaser including the fees and expenses of O'Melveny & Myers LLP and Kaye, Scholer, Fierman, Hays & Handler, LLP, and such other fees charges and disbursements to be paid by Company hereunder.

                 (k)      No Injunctions, Restraining Order or Adverse
Litigation.    No order, judgment or decree of any Governmental Entity shall purport to enjoin or restrain any Purchaser from acquiring any Units on the Closing Date. As of the Closing Date, there shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to Section 4.09 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the other Basic Documents, including the Merger or the Tender Offer.

                 (l) No Violation of Law. The acquisition of the Units shall not violate any law including, without limitation, Regulations G, T or X of the Board of Governors of the Federal Reserve System.

                 (m) Financial Statements. Company shall have delivered to each Purchaser each of the financial statements described in Section 4.05.

                 (n) Minimum Purchase of Units. No fewer than 100,000 Units shall be purchased pursuant to this Agreement and the aggregate purchase price for such Units shall not be less than $25,000,000.

                 (o) Legal Investment; Certificate. The purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which each Purchaser is subject (without resort to any provision of any such law permitting limited investments by such Purchaser without restriction as to the character of the particular investment), and the Company shall, if requested by any Purchaser, provide an officers' certificate, dated the date of the Closing, certifying as to such matters as are reasonably requested to enable such Purchaser to determine whether its purchase is so permitted.

                 (p) Voting Agreement. Each Purchaser shall have received prior to or at the Closing a Shareholders Voting Agreement, executed by the Stockholders identified on Annex A thereto (the "Voting Agreement"), in the form attached as Exhibit G hereto.

                 (q) Increase in Authorized Shares. The Board of Directors of the Company shall have adopted a resolution approving an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 33,500,000 shares to 50,000,000 shares, directing that such amendment be presented to the holders of Common Stock for a vote at the next meeting of shareholders of the Company in accordance with applicable Delaware law and recommending that the holders of Common Stock approve the amendment. Prior to or at the Closing, the Company shall have delivered to each purchaser a complete and correct copy of such resolution certified by the Secretary or Assistant Secretary of the Company.

                 (r) Documentation at Closing. Each Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to each Purchaser:

                          (i)     The Warrant Agreement, executed by the
Company and the Warrant Agent and a certificate or certificates representing the Warrants (duly executed in accordance with Section 1.03) issued to each Purchaser or a nominee or nominees identified by such Purchaser;

                          (ii)    A Registration Rights Agreement executed by
the Company and each Purchaser substantially in the form attached as Exhibit H hereto (the "Registration Rights Agreement");

                          (iii)   The Certificate of Designation, adopted by
the Board of Directors of the Company, as attested by the Secretary or Assistant Secretary of the Company and filed with the Secretary of State of the State of Delaware;

                          (iv)    A certified copy of the Company's Amended and
Restated Certificate of Incorporation, as amended and the Company's Fourth Amended and Restated Bylaws; a certified copy of the resolutions of the Board of Directors evidencing approval of the Basic Documents, the Units, the Preferred Shares, the Warrants and other matters contemplated hereby including each of the matters specified in Article I hereof; and certified copies of all documents evidencing other necessary corporate, shareholder or other action and governmental approvals, if any, with respect to the Basic Documents, the Units, the Preferred Shares and the Warrants;

                          (v)     A certificate of the Secretary or an
Assistant Secretary of the Company which shall certify the names of the officers authorized to sign this Agreement and the other Basic Documents and issue the Units on behalf of the Company, together with the true signatures of such officers. Each Purchaser may rely conclusively on such certificates until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                          (vi)    A certificate from a duly authorized officer
of the Company stating that (a) the representations and warranties contained in
Article IV hereof and the other Basic Documents or otherwise made by the Company in writing in connection with the transactions contemplated hereby were true and correct in all material respects when made and, except for representations expressly stated to have been made as of a specific date, are true and correct in all material respects on the date of the Closing as if made on the date of the Closing; (b) the Company has performed and complied with all covenants and agreements contained herein in all material respects and has received any and all consents, approvals or waivers necessary in order to complete the transactions required to be performed or complied with by it prior to or on the date of the Closing; (c) no event shall have occurred and be continuing as of the Closing, or would result from the consummation of the purchase of the Units or the other transactions contemplated by the Basic Documents, the Merger or the Tender Offer, that would constitute a "Triggering Event" under the Certificate of Designation or a breach or violation of any Basic Document; and (d) the Company has delivered to each Purchaser all documents and satisfied all conditions referred to in Sections 3.01(d), (e), (g), (h) and (k) hereof; and

                          (vii)   Evidence satisfactory to the Purchasers of
the satisfaction of the conditions set forth in this Article III.

         3.02 Conditions to the Company's Obligations. The obligation of the Company to issue and deliver the Securities on the Closing Date, as provided in Article II hereof, is subject to the performance by the Purchasers of their agreements theretofore to be performed hereunder and to the fulfillment, prior thereto or concurrently therewith, of the following further conditions:

                 (a) Representations and Warranties. Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, except as otherwise affected by the transactions contemplated hereby.

                 (b) Purchasers' Certificates. The Company shall have received a certificate from each of the Purchasers, dated the Closing Date, signed by a duly authorized representative of such Purchaser, certifying that the conditions specified in the foregoing Section 3.02(a) with respect only to such Purchaser hereof have been fulfilled.

                 (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.



                                  ARTICLE  IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce each Purchaser to enter into this Agreement and purchase the Units, the Company represents, warrants and covenants to each Purchaser as follows.

         4.01    Organization.   (a)   Each of the Company and its Subsidiaries
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating any of the transactions contemplated hereby.

                 (b) The Company has heretofore made available to Purchasers a complete and correct copy of the Amended and Restated Certificate of Incorporation, as amended as of the date hereof, the Fourth Amended and Restated By-Laws of the Company and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon the Company or any Subsidiary.

                 (c) Schedule 4.01 identifies all Subsidiaries of the Company.

         4.02    Capitalization.  (a)      The authorized capital stock of the
Company consists of 33,500,000 shares of Common Stock, $.01 par value (the "Common Stock") and 1,000,000 shares of preferred stock, $.01 par value.
Schedule 4.02 sets forth the (i) the number of issued and outstanding shares of Common Stock as of the date hereof; (ii) a description of all unexpired options to purchase Common Stock ("Company Options"), including number of shares, exercise price, date of vesting and exercise date as well as a statement describing outstanding Company options, (iii) all shares of Common Stock that would be issuable by the Company pursuant to or in connection with each of the acquisition agreements or transactions identified in Schedule 4.02, including the Merger and the Tender Offer, and each other transaction contemplated to occur on or before Closing Date (the "Pending Transactions"); and (iv) all other shares of Common Stock issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character. As of the date hereof and immediately prior to the Closing, no shares of preferred stock are issued and outstanding or held in the treasury of the Company, and no shares of Common Stock are held in the treasury of the Company. The Company has taken all necessary corporate, shareholder and other action to authorize and reserve and to permit it to issue shares of Common Stock which may be issued pursuant to Company Options or the transactions contemplated hereby. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding.
Except as set forth in Schedule 4.02, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of the Company or any of its Subsidiaries, and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares, or capital stock of the Company or any Subsidiary or affiliate of the Company.

                 (b) All of the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever, other than liens in favor of Toronto Dominion (Texas), Inc. as administrative agent for itself, the Managing Agents, the Documentation Agent, the Syndication Agent, and the Banks (all as defined in the Credit Agreement).

                 (c) Except for (i) the Voting Agreement dated August 31, 1994, as amended, which will have been terminated effective at the Effective Time of the Merger, and (ii) the Brock Voting Agreement dated May 15, 1996, and
(iii) there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                 (d) As of the Closing, the Preferred Shares and the Warrants will be validly issued, fully paid and non-assessable and not subject to preemptive (or similar) rights. The Company has taken all actions set forth in Sections 1.01, 1.02 and 1.03 hereof.

         4.03 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver each Basic Document, to issue the Units and to consummate the transactions contemplated hereby and thereby. The Certificate of Designation has been duly approved by the Company and filed with the Secretary of State of the State of Delaware. The execution, delivery and performance by the Company of each Basic Document and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and no other corporate or shareholder action on the part of the Company is necessary to authorize the execution, delivery or performance by the Company of any Basic Document, the issuance of any Unit or the consummation by it of the transactions contemplated hereby and thereby, except for amendments of the Certificate of Incorporation to increase the authorized number of shares of Common Stock. This Agreement, the Warrant Agreement, and the Registration Rights Agreement have been have been duly executed and delivered by the Company and (assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto), and each of the Basic Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.04 Consents and Approvals; No Violations; Licenses. (a) None of the execution, delivery or performance of any Basic Document by the Company, the issuance of any Units or the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation, as amended or the Fourth Amended and Restated By-Laws or other organizational documents of the Company or of any of its Subsidiaries, (ii) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency (a "Governmental Entity") except for in the case of clause (ii) (A) filings, permits, authorizations, consents and approvals as may be required under state securities or blue sky laws, and the laws of other states in which the Company is qualified to do or is doing business, or (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby, (iii) except as disclosed on Schedule 4.04(a), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of the Indenture dated as of September 27, 1995 between the Company and First Union National Bank of Virginia, as trustee (as amended, the "Metrocall Indenture") or any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets. The Preferred Stock issued pursuant hereto does not and will not constitute "Redeemable Stock" under and as defined in the Metrocall Indenture.

                 (b) Schedule 4.04(b) hereto accurately and completely lists all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations (collectively, "the Licenses") granted, issued or entered by the Federal Communications Commission (the "FCC") and held by the Company or one of its Subsidiaries. Except as disclosed in the opinion letter of Joyce & Jacobs identified in
Section 3.3(f), the Company or one of its Subsidiaries holds all Licenses filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, the FCC, or any state or local regulatory authorities or any state or local public service commission or public utility commission asserting jurisdiction over the radio facilities used in the Company's or any of its Subsidiaries' business, that are required for the conduct of their businesses as now being conducted, except for those the absence of which could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in the opinion letter of Joyce & Jacobs identified in Section 3.3(f), the Licenses are valid, in full force and effect, and the terms of said Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of the Company or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The Licenses granted, issued or entered by the FCC are subject to the Communications Act of 1934, as amended. There are no proceedings pending or, to the best knowledge of the Company, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of the Company or any of its Subsidiaries or the Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any the Licenses, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or prevent the Company from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on the Company or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.05 SEC Reports and Financial Statements. (a) The Company and its Subsidiaries have filed with the Securities and Exchange Commission ("SEC") all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC, including, without limitation, the Company's Registration Statement filed on Form S-4 filed on October 8, 1996 and the Company's Schedule 13D and Tender Offer Statement on Schedule 14D-1 filed on May 22, 1996 (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"), and have filed all exhibits required to be filed with the SEC Documents. As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (including the related notes thereto) and for the nine months ended September 30, 1996, copies of which have been furnished to Purchasers (together, the "Financial Statements"), have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Company and its Subsidiaries have maintained a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

         (b) No representation or warranty of the Company contained in any Basic Document or in any other document, certificate or written statement furnished to Purchasers by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein when made not misleading in light of the circumstances in which the same were made.

         4.06 No Undisclosed Liabilities. Except (i) as disclosed in the SEC Documents that have been delivered to each Purchaser prior to the date hereof, (ii) as set forth in Schedule 4.06, (iii) the Pending Transactions, and
(iv) for liabilities incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, could reasonably have a Material Adverse Effect since December 31, 1995, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto), or which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.07 Absence of Certain Changes. Except as contemplated by this Agreement, for the Pending Transactions, or as disclosed in the SEC Documents that have been delivered to each Purchaser prior to the date hereof or in Schedule 4.07, since December 31, 1995, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect (iii) the Company has not (A) declared, set aside or paid any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (B) directly or indirectly, split, combined or reclassified the outstanding shares of Common Stock; or (C) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries.

         4.08 Employee Benefit Plans; ERISA; Labor. (a) Schedule 4.08 hereto sets forth (i) a list of all employee benefit plans (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA ("Benefit Plans") and (ii) all employment, retention, option and severance agreements with employees of the Company and its Subsidiaries ("Employee Agreements"). True and complete copies of all current Benefit Plans and Employee Agreements have been made available to Purchasers.

                 (b) With respect to each Benefit Plan: (i) if intended to qualify under section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") such plan has received a determination letter from the Internal Revenue Service (the "IRS") stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, nothing has occurred that could reasonably be expected to cause the relevant Benefit Plan to lose such qualification or exemption; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by the Company, or, to the Company's knowledge, by any other person have occurred that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of the Company, threatened that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate; (v) except as disclosed on Schedule 4.08, no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of the Company or any ERISA Affiliate; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to the Company's knowledge, no Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld with respect to Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan.

                 (c) No Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Benefit Plan a plan described in section 4063(a) of ERISA. No Benefit Plan is or has been subject to Title IV of ERISA.

                 (d) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title. No Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

                 (e) With respect to each Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). All group health plans of the Company and the ERISA Affiliates have been operated in material compliance with the requirements of Section 4980B (and its predecessor) and 5000 of the Code, and the Company and ERISA Affiliates have provided, or will have provided prior to May 15, 1997, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                 (f) No Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Company or its Subsidiaries by its terms prohibits the amendment or termination of any such Benefit Plan.

                 (g) As of the date hereof, except for Employee Agreements or as described in the SEC Documents that have been delivered to each Purchaser prior to the date hereof, the Company and its Subsidiaries are not parties to any (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                 (h) As of the date hereof, no collective bargaining agreement is binding and in force against the Company or its Subsidiaries or is currently under negotiation, and no current employees of the Company or its Subsidiaries are represented by any labor union. As of the date hereof, to the Company's knowledge, no labor representation effort exists with respect to the Company or its Subsidiaries.

         4.09 Litigation. Schedule 4.09 hereto sets forth each suit, action or proceeding pending (as to which the Company has received notice), or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or their properties or assets on the date hereof. Except as set forth on Schedule 4.09 hereto, none of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, if resolved adversely to the Company or its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or which would prevent the Company from consummating the transactions contemplated hereby.

         4.10 No Default; Compliance with Applicable Laws. Neither the Company nor any of its Subsidiaries is in default or violation in any material respect of any term, condition or provision of (i) its respective Certificate of Incorporation or By-laws or other organizational documents, (ii) any Material Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 4.04, 4.08, 4.09, 4.10, 4.11, and 4.12), excluding from the foregoing clause (iii), defaults or violations which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or prevent the Company from consummating the transactions contemplated hereby.

         4.11    Taxes. Except as set forth on Schedule 4.11:

                 (a) The Company and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any delinquency in paying any Tax.

                 (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or its Subsidiaries.

                 (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                 (d) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

                 (e) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

         4.12 Environmental Matters. (a) The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below), except to the extent that any failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving the Company or any of its Subsidiaries or any of their properties. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

                 (b) With the exception of releases that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment by the Company or any of its Subsidiaries, or, to the knowledge of the Company, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or any of its Subsidiaries. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

         4.13 Insurance. The Company and the Subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

         4.14 Transactions with Affiliates. Except as set forth in the SEC Documents that have been delivered to each Purchaser prior to the date hereof or on Schedule 4.14, since December 31, 1995, neither the Company nor any of its Subsidiaries has entered into any transaction with any current director or officer of the Company or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

         4.15 Brokers. Other than The Toronto-Dominion Bank, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the issuance and sale of Securities pursuant to this Agreement and the Company hereby indemnifies each Purchaser against, and agrees that it will hold each Purchaser harmless from, any claim, demand or liability for any such broker's or finder's fees (including, without limitation, those of The Toronto-Dominion Bank) alleged to have been incurred in connection therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.16 Nasdaq Approvals. The issuance by the Company of the Securities will not require shareholder approval under applicable rules of The Nasdaq Stock Market.


                                  ARTICLE  V

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         5.01 Financial and Business Information. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company during the term of this Agreement will, and will cause its Subsidiaries to deliver to each Purchaser (provided that the Company shall not deliver to a Purchaser any such information to the extent that such Purchaser has requested in writing to the Company that such information not be delivered to such Purchaser);

         (a) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Company, beginning with the current fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and consolidated statements of income, retained earnings and cash flows for the Company and its Subsidiaries for the fiscal year then added, certified by the chief executive officer or chief financial officer of the Company to be true and accurate in all material respects (it being understood by the parties hereto that the delivery to each Purchaser of the Company's annual report on Form 10-K will satisfy the requirements of this
Section 5.01(a));

         (b) As soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, retained earnings and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments (it being understood by the parties hereto that the delivery to each Purchaser of the Company's quarterly report on Form 10-Q will satisfy the requirements of this Section 5.01(b));

         (c)     Prompt notice of any event having a Material Adverse Effect;

         (d) Promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (e) Promptly upon any officer of Company or any of its Subsidiaries obtaining knowledge of any condition or event that constitutes a Triggering Event (as defined in the Certificate of Designation) or a violation or default of any material term of any Basic Document or an event of default or potential event of default under any indebtedness of Company or any of its Subsidiaries, or becoming aware that any person has given any notice or taken any other action with respect to a claimed event of default or potential event of default; and

         (f) Within a reasonable time, upon either Purchaser's request, such other information about the property, financial condition and operations of the Company and its Subsidiaries as such Purchaser may from time to time reasonably request.

         5.02 Notice of Certain Events. Unless the Purchasers shall otherwise consent in writing, the Company during the term of this Agreement will, and will cause its Subsidiaries to, promptly give notice in writing to each Purchaser of any litigation or proceeding before any court or administrative body involving the Company or any Subsidiary which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

         5.03 Consummation of the Merger and Tender Offer. The Company shall cause the Merger to be consummated on the Closing Date and the Tender Offer to purchase not less than $121,500,000 in principal amount of A+ Notes to be consummated on the Closing Date.

         5.04 Efforts to Obtain NASDAQ Assurances. If the holders are unable to convert Preferred Shares into Common Stock under the Certificate of Designation because the Book Value Requirement has not been satisfied, the Company agrees at the request of a Purchaser to cooperate in a reasonable manner to seek assurances from NASDAQ, including a waiver of any NASD rule, in order to facilitate the conversion of Preferred Stock into Common Stock as contemplated by Section 5 of the Certificate of Designation.

         5.05 Expiration of Covenants. The Company's obligations under Sections 5.01 and 5.02 shall terminate with respect to a Purchaser at such time as such Purchaser no longer holds any Preferred Stock or Warrants.


                                   ARTICLE VI

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         6.01 Representations by Purchasers. Each Purchaser severally represents and warrants to the Company that:

                 (a) It has full power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to perform its obligations hereunder and thereunder.

                 (b) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party, and its obligations hereunder and thereunder, and, upon execution and delivery by the Company, this Agreement and other Basic Documents to which it is a party shall constitute the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (c) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the issuance and sale of Units pursuant to this

Agreement based on any arrangement made by or on behalf of such Purchaser and such Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

         6.02 Sale of Preferred Shares So long as the Preferred Shares remain outstanding, no holder of the Preferred Shares shall sell, assign or transfer Preferred Shares unless such holder (a "Seller") shall have (i) submitted a written offer (the "Offer") to the Company specifying (x) the number of shares that such Seller proposes to sell, assign or transfer and the related terms of disposition (y) the Seller's proposed disposition price (the "Offer Price") and (ii) complied with all other applicable provisions of this
Section 6.02. The Offer shall be effective only upon receipt by the Company. The Company or its designee (the "Offeree") shall have the right to accept the Offer and purchase all, but not less than all, of the Preferred Shares subject to the Offer for the Offer Price by giving the Seller written notice of such acceptance on or prior to 5:00 eastern time on the 21st day after the Offer was made (the "Acceptance Date"), whereupon the Offeree shall purchase such number of shares from the Seller for the Offer Price. Settlement of the transaction shall occur within 14 days unless extended in writing by the Seller in its sole discretion, it being understood that if an Offeree has accepted an Offer made pursuant to this Section 6.02 but fails to purchase all of the Preferred Shares subject to the Offer on or prior to the required settlement date, all of the rights of the Company under this Section 6.02 with respect to all holders of the Preferred Shares shall irrevocably terminate and be of no further force or effect. At settlement, such Seller shall deliver to the Offeree the certificate or certificates evidencing the Preferred Shares accepted by the Offeree duly endorsed for transfer and free and clear of any liens but otherwise without recourse, representation or warranty. If the Company does not notify such Seller that it has accepted the Offer within the time specified above, the Offer shall be deemed to be rejected in its entirety and all such Preferred Shares subject to the Offer may be disposed of by the Seller for a price not less than 90% of the Offer Price at any time within ninety days after the Acceptance Date. The Company shall be entitled to refuse to register on its records the name of any transferee of any Seller as an owner thereof if such transferee acquired such shares in violation of this Section 6.02.

         Notwithstanding anything herein to the contrary, this Section 6.02 shall not apply to the sale, transfer or assignment by a holder of the Preferred Shares to any of its affiliates that is a permitted successor or assign of the holder under this Agreement.

                                   ARTICLE VII

                         CERTAIN SECURITIES LAW MATTERS

         7.01 Representations by Purchasers. Each Purchaser severally represents and warrants to the Company that:

                 (a) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

                 (b) The Units are being acquired for such Purchaser's own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof, subject to the condition that the disposition of the property of a Purchaser shall be at all times within its control.

                 (c) Such Purchaser understands that (i) none of the Units, the Preferred Shares or the Warrants have been registered under the Securities Act, (ii) the Preferred Shares and the Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or an exemption from registration is available under applicable securities laws then in effect, and (iii) the Preferred Shares and the Warrants will bear a legend to such effect and the Company will make a notation on its transfer books to such effect.

                 (d) Such Purchaser understands that no public market now exists for the Preferred Shares or Warrants issued by the Company.

         7.02 Restrictions on Transfer. The Preferred Shares and the Warrants (collectively, the "Restricted Securities") shall be transferable only if sold pursuant to a registration statement under the Securities Act, (as hereinafter defined) or pursuant to an exemption from the registration requirements of the Securities Act.

                 (a) Restrictive Legend. Each certificate representing the Restricted Securities shall bear a legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws."

Each certificate representing such Restricted Securities shall bear the restrictive legend set forth above, in each case unless the restrictions on transfer provided for in this Section 7.02 shall have ceased and terminated as to such Restricted Securities.

                          (b)     Termination of Restrictions.  The
restrictions imposed by this Section 7.02 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Securities and any securities issued in exchange therefor or upon transfer thereof when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act, or when such Restricted Securities have been registered under the Securities Act. Whenever any of such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 7.02(a).


                                ARTICLE  VIII

                                MISCELLANEOUS

                 8.01 Indemnification. In addition to the payment of expenses pursuant to Section 8.05, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless, each Purchaser, and the officers, directors, employees, agents and affiliates of each Purchaser (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement, the other Basic Documents, the Credit Agreement, the Merger, the Tender Offer or the transactions contemplated hereby or thereby (including, without limitation, such Purchaser's agreement to purchase the Units or the use or intended use of the proceeds of such purchase) or the statements contained in any commitment letter delivered by such Purchaser to the Company with respect thereto (collectively called the "Indemnified Liabilities"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court or competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                 8.02 No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, or any other holder of any Security in exercising any right, power or remedy hereunder or thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 8.03 Amendments, Waiver and Consents. No amendment, modification or addition to this Agreement, and no waiver of or consent to noncompliance with any covenant or other provision of this Agreement shall be effective unless in writing and duly executed by the party against whom enforcement of such amendment, modification, addition, waiver or consent is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 8.04 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

                          (a)     If to the Company:

                                  Metrocall, Inc.
                                  6677 Richmond Highway
                                  Alexandria, Virginia  22306
                                  Attention:  Vincent D. Kelly
                                  Facsimile:  703-768-9625
                                  with a required copy (which shall not
                                  constitute notice) to:

                                  Wilmer, Cutler & Pickering
                                  2445 M Street, NW
                                  Washington, DC 20037

                                  Attention:  George P. Stamas, Esq.
                                  Facsimile: 202-663-6363

                          (b)     If to Purchasers:

                                  To the persons and at the addresses
                                   set forth on Exhibit A hereto.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 8.05 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly
(a) all the actual costs and expenses of preparation of the Basic Documents;
(b) all the costs of furnishing all opinions by counsel for Company (including, without limitation, any opinions required to be delivered to the Purchasers hereunder) and of the Company's performance of, and compliance with, all agreements and conditions on its part to be performed or complied with pursuant to the Basic Documents; (c) the reasonable fees, expenses and disbursements of counsel to each Purchaser (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Basic Documents and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by the Company; (d) all other actual costs and expenses (including fees, not to exceed $5,000 of one accounting firm to review the Company's public disclosure documents) incurred by any Purchaser in connection with the negotiation, preparation and execution of the Basic Documents and the transactions contemplated hereby and thereby; and (e) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Purchaser in enforcing any obligations of or in collecting any payments due from the Company hereunder or under the other Basic Documents by reason of any breach or default by the Company or in connection with any refinancing or restructuring of the arrangements provided under the Basic Documents in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

                 8.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Purchasers.

                 8.07 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Basic Document, shall survive the execution and delivery hereof and thereof and the issuance of the Units. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in Sections 2.05, 4.15, 8.01, and 8.05 shall survive the payment or redemption of any Securities and the termination of this Agreement.

                 8.08 Severability . In case any provision in or obligation under this Agreement or the Securities shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 8.09 Obligations Several: Independent Nature of Purchasers' Rights. The obligations of each Purchaser hereunder is several and no Purchaser shall be responsible for the obligations of any other Purchaser hereunder. Nothing contained herein or in any other Basic Document, and no action taken by Purchasers pursuant hereto or thereto, shall be deemed to constitute Purchasers as a partnership, an association, a joint venture or any other kind of entity. Each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement or the other Basic Documents and its shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                 8.10 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

                 8.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding the choice of laws provisions thereof).

                 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 8.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

                 8.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Warrants, the Warrant Agreement, the Registration Rights Agreement and the other agreements and instruments contemplated hereby.

                 8.15 Redemption of Foreign-Owned Shares. The Company shall not redeem any shares of capital stock held by UBS Capital LLC or any of its affiliates, pursuant to Section 4.5(b) of the Company's Amended and Restated Certificate of Incorporation (or any similar provision), unless and until the Company shall have taken all other action which could otherwise bring the company into compliance with Sections 310(a) and 310(b) of the communications Act of 1934, as amended, or any similar or successor federal statutes (the "Communications Act"), including, without limitation, (i) the application for a waiver thereof by the FCC, (ii) the redemption of any and all shares of capital stock of owned by other persons and (iii) the transfer of any FCC licenses held by the Company to a wholly-owned Subsidiary of the Company. In the event the Company shall have taken all actions set forth in the previous sentence, and the Company shall remain in violation of Section 310(a) or 310(b) of the Communications Act, the Company may redeem the minimum number of Preferred Shares, Conversion Shares and/or Warrant Shares held by UBS Capital LLC or any of its affiliates as would be necessary to bring the Company into compliance therewith; provided, however, that any such redemption shall be at a price per share equal to (A) in the case of Preferred Shares, the Stated Value plus all accrued and unpaid dividends thereon, (B) in the case of Conversion Shares, the greater of (1) the fair market value of a share of Common Stock at the time of such redemption and (2) the Conversion Price (as defined in the Certificate of Designation) per share on the date of conversion into such Conversion Shares and (C) in the case of Warrant Shares, the greater of (1) the fair market value of a share of Common Stock at the time of such redemption and
(2) the Current Market Price (as defined in the Warrant Agreement) per share on the date of exercise for such Warrant Shares.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                               METROCALL, INC.



                               By:        /s/ Vincent D. Kelly
                                       -------------------------------------
                                       Vincent D. Kelly
                                       Chief Financial Officer


                               PURCHASERS

                               JOHN HANCOCK MUTUAL LIFE INSURANCE
                                 COMPANY



                               By:       /s/ Daniel C. Budde
                                       -------------------------------------
                                       Name: Daniel C. Budde
                                       Title: Investment Officer


                               SUNAMERICA, INC.



                               By:      /s/ Peter McMillan
                                       -------------------------------------
                                       Name: Peter McMillan
                                       Title: Authorized Agent





                                                                 Metrocall, Inc.
                                                         Unit Purchase Agreement
                                                                Signature Page 1

                               UBS CAPITAL LLC



                               By:      /s/ Michael Green
                                       -------------------------------------
                                       Name: Michael Green
                                       Title: Managing Director



                               By:      /s/ Justin S. Maccarone
                                       -------------------------------------
                                       Name: Justin S. Maccarone
                                       Title: Managing Director





                                                                 Metrocall, Inc.
                                                         Unit Purchase Agreement
                                                                Signature Page 1

                                                                       EXHIBIT A
                                                         UNIT PURCHASE AGREEMENT


                                   PURCHASERS


--------------------------------------------------------------------------------------------------------------
                                                                              Units            Aggregate
                                                                              -----            ---------
         Purchaser                       Address for Notices                Purchased        Purchase Price
         ---------                       -------------------                ---------        --------------
--------------------------------------------------------------------------------------------------------------
 John Hancock                Bond and Corporate Finance Group (T-57)      50,000           $12,500,000
 Mutual Life                 200 Clarendon Street
 Insurance Company           Boston, MA 02117
                             Attn: Daniel C. Budde
                                   Investment Officer
                             Facsimile:  (617) 572-1606
--------------------------------------------------------------------------------------------------------------
 SunAmerica, Inc.            One SunAmerica  Center                       50,000           $12,500,000
                             Century City
                             Los Angeles, CA
                             Attn: Peter McMillan
                                   Executive Vice President and
                                   Chief Investment Officer
                             Facsimile:  (310) 772-6150
--------------------------------------------------------------------------------------------------------------
 UBS Capital LLC             UBS Capital LLC                              59,600           $14,900,000
                             299 Park Avenue
                             New York, New York  10171
                             Attn: Michael Greene and
                                   James A. Breckenridge
                             Facsimile:  (212) 821-6333
--------------------------------------------------------------------------------------------------------------